EXHIBIT 21.1

CAMERON INTERNATIONAL CORPORATION -- SUBSIDIARIES & JOINT VENTURES
(Active As of February 25, 2008)
Cameron International Corporation (Delaware) -- Parent - 100	% Owned By Subsidiary	% Owned By CAM	State/Country of Incorporation or Organization

1 - Cameron Algerie (1 share owned by CPEGI)		100%	Algeria
1 - Cameron Al Rushaid Limited Company		50%	Saudi Arabia
1 - Cameron Argentina S.A.I.C. (122,700 shares owned by CPEGI)	Less than 1%	100%	Argentina
1 - Cameron Gabon, S.A. (1 share owned by Chairman)		100%	Gabon
1 - Cameron/Curtiss-Wright EMD LLC		50%	Delaware, USA
1 - Cameron Offshore Systems Nigeria Limited		100%	Nigeria
1 - Cameron Services Middle East LLC (Joint Venture)		24%	Oman
1 - Cameron Venezolana, S.A. - (51% owned by CPEGI)		100%	Venezuela
1 - Cameron Angola - Prestaçao de Serviços, Limitada - (1 share owned by CPEGI)		100%	Angola
1 - Compression Services Company		100%	Ohio, USA
1 - Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
1 - Cameron International Holding Corp. (CESI has partial interest)	8.36%	91.64%	Nevada, USA
2 - Cameron Holding (Cayman) Limited	100%		Grand Cayman
3 - Cameron Technologies UK Limited	100%		England & Wales
3 - Petreco International Limited	100%		United Kingdom
4 - KCC Group Limited	100%		United Kingdom
5 - Petreco International (Middle East) Limited	100%		United Kingdom
5 - KCC Process Equipment Limited	100%		United Kingdom
6 - RJB Engineering (UK) Limited	100%		United Kingdom
5 - KCC Resources (Jersey) Limited	100%		Jersey
3 - Cameron Products Ltd.	100%		Grand Cayman
3 - Cameron Russia Ltd.	100%		Grand Cayman
3 - Cameron Services Russia Ltd.	100%		Grand Cayman
3 - Cameron Australasia Pty. Ltd.	100%		Australia
4 - Cooper Cameron Valves Australia Pty. Ltd.	100%		Australia
3 - Cameron Campex Limited	80.1%		Grand Cayman
4 - ShanDong Cooper Cameron Petroleum Equipment PTE LTD (10-12-2004)	100%		China
3 - Cameron do Brasil Ltda. (1 share owned by Cameron (Lux) SARL)	100%		Brazil
4 - On/Off Manufatura e Comércio de Vávulas Ltda.	100%		Brazil
[1 share owned by Cameron Holding (Cayman) Limited]
3 - Cameron (Trinidad) Limited	100%		Trinidad and Tobago
3 - Cameron International Malaysia Sdn Bhd	49%		Malaysia
3 - Cameron Holding (Luxembourg) SARL	100%		Luxembourg
4 - Cameron (Luxembourg) SARL	100%		Luxembourg
5 – SBS Oilfield Equipment GmbH	100%		Austria
5 – SBS Immobilienentwicklung und-verwertungs GmbH (partially owned by Cameron Limited)	100%		Austria
5 - Cameron GmbH	100%		Germany
5 - Cameron Italy S.R.L.	100%		Italy
5 - Cameron Ireland Limited	100%		Ireland
5 - Cameron Systems (Ireland) Limited	100%		Ireland
5 - Cameron International Malaysia Systems Sdn Bhd	100%		Malaysia
5 - Cameron Korea Limited	100%		Korea
5 - Cameron Valves - Trading and Industrial Services LDA	55%		Portugal
6 - Cameron Valves & Measurement West Africa Limited	70%		Nigeria
5 - Cameron Netherlands B.V. (11-2004)	100%		Netherlands
6 - Cameron Euro Automation Center B.V.	100%		Netherlands
6- Caméron România S.A.	100%		Romania
5- Cameron Holding (Dutch) B.V.	100%		Netherlands
6- Cameron Canada Corporation	100%		Canada/Nova Scotia
5 - Cooper Cameron Holding (U.K.) Limited	100%		United Kingdom
6 - Cameron France, S.A.S.	100%		France
6 - Cameron Limited	100%		United Kingdom
7 - Cooper Cameron (U.K.) Investments Limited	100%		United Kingdom
8 - Cameron Manufacturing (India) Private Limited	100%		India
8 - Flow Control-Tati Production Sdn. Bhd.	49%		Malaysia
7 - Cameron Offshore Engineering Limited	100%		United Kingdom
7 - Cooper Cameron Pensions Limited	100%		United Kingdom
7 - Cameron Integrated Services Limited	100%		United Kingdom
7 - D.E.S. Operations Limited	100%		Scotland
7 - DES Operations, Inc.	100%		Texas, USA
7 - International Valves Limited	100%		United Kingdom
6 - Cameron International Holding B.V.	100%		Netherlands
7 - Cameron Energy Services B.V.	100%		Netherlands
7 - Cameron B.V.	100%		Netherlands
7 - Cooper Cameron Holding (Norway) AS	100%		Norway
8 - Cameron Norge AS	100%		Norway
3 - Cooper Cameron Libya Limited	50%		Malta
3 - Cameron (Singapore) Pte. Ltd.	100%		Singapore
4 - Cameron Systems Shanghai Co., Ltd.	100%		China
4 - Riyan Cameron (B) Sendirian Berhad	100%		Brunei
1 - Cameron (Holding) Corp.		100%	Nevada, USA
2- Cameron Technologies, Inc.	100%		Delaware, USA
3 - Cameron Flow Systems Ltd.	100%		Alberta, CA
3 - NuFlo Finance and Royalty Company	100%		Delaware, USA
3 - Cameron Technologies US, Inc.	100%		Delaware, USA
1 - Sequel Holding, Inc.		100%	Delaware, USA
1 - Petreco International Inc. (partially owned by Sequel Holding, Inc.)	51%	49%	Delaware, USA
2 - Petreco-KCC Holding, Inc.	100%		Delaware, USA
3 - Petreco-KCC Limited	100%		United Kingdom
2 - Petreco Canada Inc.	100%		Canada/Alberta
1 - Cooper Cameron Corporation Nigeria Limited		60%	Nigeria
1 - Cameron Systems Srl		100%	Italy
1 - Cameron Systems de Venezuela, S.A.		100%	Venezuela
1 - Cameron Energy Services International, Inc.		100%	Ohio, USA
2 - Canada Tiefbohrgeräte und Maschinenfabrik GmbH (1 share owned by CPEGI)	100%		Austria
1 - Cameron de Mexico S.A. de C.V. (1 share owned by CPEGI)		100%	Mexico
1 - Cameron Petroleum Equipment Group, Inc. (CPEGI)		100%	Delaware, USA
1 - Cameron Wellhead Services, Inc.		100%	Nevada, USA
2 - Cooper Cameron (Malaysia) Sdn Bhd	49%		Malaysia
3 - Cooper Cameron Valves Singapore Pte. Ltd.	100%		Singapore
4 - Cooper Cameron Corporation Sdn Bhd	100%		Malaysia
4 - PCC Bumi Flow Technologies Sdn. Bhd.	100%		Malaysia